Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33054, 333-33056, 333-40434, 333-52332, 333-52334, 333-52346, 333-60670, 333-98219 and 333-105961) of Edwards Lifesciences Corporation of our report dated February 3, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California

October 29, 2003